Exhibit 99.2

5601 GREAT OAKS PARKWAY, SAN JOSE, CA 95119

WESTERN DIGITAL CORPORATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

INFORMATION STATEMENT MATERIALS

THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY

YOU ARE NOT REQUIRED TO RESPOND OR TAKE ANY OTHER ACTION

Western Digital Corporation (“WDC”) is providing this notice to you because you hold WDC common stock or you participate in a plan that invests in WDC common stock. WDC has released materials for your information regarding the spin-off of Sandisk Corporation, a wholly owned subsidiary of WDC (“Spinco”), from WDC. To effectuate the spin-off, WDC will distribute, on a pro-rata basis, 80.1% of the shares of Spinco’s common stock held by WDC to holders of WDC common stock.

WDC is providing this notice and the materials for informational purposes only. These materials consist of the information statement that Spinco has prepared in connection with the spin-off (the “Information Statement”), plus any supplements thereto. You are not required to respond or take any other action. WDC is not soliciting proxies or consent authorizations from shareholders in connection with the spin-off, nor are they asking you to send a proxy. These materials are not a form for voting.

This notice provides instructions on how you can access the materials described above. The materials contain important information, and we encourage you to review them. You may view the materials (including the Information Statement) online at www.materialnotice.com. If you want to receive a paper or e-mail copy of the materials, you must request one by using one of the methods below. There is no charge to you for requesting a copy.

How to Access the Materials

Materials Available to VIEW or RECEIVE:

Information Statement, including any Supplements

How to View Online:

Have the information that is printed in the box marked by the arrow g XXXXX XXXXX XXXXX XXXXX (located on the following page) and visit: www.materialnotice.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET: www.materialnotice.com
2)	BY TELEPHONE: 1-800-579-1639
3)	BY E-MAIL: sendmaterial@materialnotice.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow g XXXXX XXXXX XXXXX XXXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor

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